Exhibit 99.1

NEWS RELEASE

Contacts:
Cindy Resman	Jeff Warren
Public Relations	Investor Relations
+1 763-505-0291	+1 763-505-2696

FOR IMMEDIATE RELEASE

MEDTRONIC RECEIVES NOTIFICATION THAT U.S. DEPARTMENT OF

JUSTICE AND U.S. ATTORNEY’S OFFICE HAVE CLOSED THEIR

INVESTIGATION OF ACTIVITIES RELATING TO INFUSE® BONE GRAFT

Closure Ends Federal Civil and Criminal Investigations of the Company

MINNEAPOLIS – MAY 16, 2012 – Medtronic, Inc. (NYSE: MDT) today announced it has been notified by the U.S. Department of Justice (DOJ) and the Office of the United States Attorney for the District of Massachusetts that federal prosecutors have closed their investigation of Medtronic related to INFUSE® Bone Graft. The status of this federal civil and criminal investigation has been regularly reported in Medtronic’s quarterly disclosures.

“After several years of investigation, we are pleased that the Department of Justice and the U.S. Attorney’s Office have come to the decision to close their investigation of the company related to INFUSE Bone Graft,” said Chris O’Connell, executive vice president and group president, Restorative Therapies Group, which includes the company’s Spinal business.

About Medtronic

Medtronic, Inc. (www.medtronic.com), headquartered in Minneapolis, is the global leader in medical technology – alleviating pain, restoring health, and extending life for millions of people around the world.

Any forward-looking statements are subject to risks and uncertainties such as those described in Medtronic’s periodic reports on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results. Medtronic may be subject to legal actions regarding the INFUSE Bone Graft or its other products in addition to those described herein. The outcomes of such legal actions, and the impact of such legal actions on Medtronic’s financial condition and results of operation, are not within Medtronic’s control.

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